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                                                                   EXHIBIT 10.7

                            INDEMNIFICATION AGREEMENT

      INDEMNIFICATION AGREEMENT, dated as of October 18, 1996, among GAF Corporation, a Delaware corporation (including its successors "GAF"), G-I Holdings Inc., a Delaware corporation (including its successors "G-I Holdings"), G Industries Corp., a Delaware corporation (including its successors "G Industries"), GAF Chemicals Corporation, a Delaware corporation (including its successors "GCC"), and ISP Holdings Inc., a Delaware corporation (including its successors "ISP Holdings").

                               W I T N E S S E T H

      WHEREAS, GAF intends to effect a series of transactions (the "Spin Off Transactions") involving its subsidiaries and certain assets of its subsidiaries that will result, among other things, in the capital stock of ISP Holdings being distributed to the stockholders of GAF;

      WHEREAS, the principal components of the Spin Off Transactions and the conditions to the effectiveness thereof are described in that certain Offering Memorandum of ISP Holdings dated October 15, 1996 (the "Offering Memorandum" and capitalized terms used herein not otherwise defined herein having the meanings assigned to them therein) relating to ISP Holdings' 9% Senior Notes due 2003;

      WHEREAS, GAF, G-I Holdings, G Industries, GCC, on the one hand, and ISP Holdings, on the other hand, desire to indemnify and hold the other harmless with respect to certain liabilities following consummation of the Spin Off Transactions.

      NOW THEREFORE, in consideration of the mutual promises and subject to the terms and conditions contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

            1.1 General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            Accrued Tax Liabilities: all Liabilities of ISP Holdings and its Post Spin Subsidiaries relating to Taxes.


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            Affiliate: with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person; provided, however, that for purposes of this Agreement, ISP Holdings and its Post Spin

Subsidiaries shall not be deemed to be Affiliates of any member of the GAF Group and no member of the GAF Group shall be deemed to be an Affiliate of ISP Holdings and its Post Spin Subsidiaries.

            Asbestos Liabilities: any claim, demand, Liability or obligation, known or unknown, contingent or otherwise, accrued or unaccrued, for which GAF or any Affiliate (which solely for purposes of this definition shall include ISP Holdings, its Post Spin Subsidiaries and their respective Affiliates) thereof is responsible or alleged to be responsible relating to, directly or indirectly, the manufacture, sale, distribution, use or installation of asbestos or asbestos-containing products or materials, whether in respect of personal injury or property damage and all investigative and defense costs related thereto whether or not reimbursable by insurance.

            Claim of Environmental Liability: any claims or demands asserted, and any Liabilities, obligations, judgments, costs, penalties, expenses or damages known or unknown, disputed or undisputed, relating to, resulting from or arising from, directly or indirectly, any of the following matters for which any member of the GAF Group is liable or responsible: (a) any suit, action, administrative proceeding, notice, investigation or demand asserted or threatened by any third party, including any Governmental Authority, arising under or relating, directly or indirectly, to any Environmental Law; (b) requirements imposed by any Environmental Law, including costs of remediation, restoration or costs incurred in complying with Environmental Laws; or (c) personal injury, bodily injury or property damage as a result of the presence or Release of Hazardous Substances; and all investigative and defense costs related thereto whether or not reimbursable by insurance.

            Environmental Law: any and all statutes, ordinances, rules, regulations, orders, directives or requirements of any Governmental Authority which regulate or govern or are related to Hazardous Substances in any way.




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            Environmental Matter: matters or circumstances relating to, directly or indirectly, any actual or potential Claim of Environmental Liability.

            GAF Group: means GAF, its Post Spin Subsidiaries and their respective Affiliates.

            GAF Liabilities: all of the Liabilities of the GAF Group (other than the Spin Off Tax Liabilities), including Asbestos Liabilities, Environmental Matters, Plan Liabilities, Litigation Matters and Liabilities for Taxes of the GAF Group, whether arising before, during or after the Spin Off Transactions.

            GAF Plan: any bonus, deferred compensation, incentive compensation, savings, stock purchase, pension, profit sharing or retirement plan, or any similar plan, program or arrangement, whether formal or informal and whether legally binding or not, maintained or contributed to by any member of the GAF Group.

            Governmental Authority: any nation, government or legislature or any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, taxation or administrative functions of or pertaining to government.

            Hazardous Substance: any element, compound, mixture, substance, toxic substance, hazardous substance, hazardous materials, toxic waste, hazardous waste, pollutant or contaminant including, without limitation, asbestos and asbestos-containing products, as defined or regulated by:
Environmental Laws, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601 et seq., (CERCLA), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., (RCRA), the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq., (CAA), the Emergency Planning and Community Right to Know Act, as amended, 42 U.S.C. Section 11001 et seq., (EPCRKA), the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300 et seq. (SDWA), the Pollution Prevention Act of 1990, as amended, 42 U.S.C. Section 13101 et seq.
(PPA), the Clean Water Act, as amended, 33 U.S.C. Section 1251 et seq. (CWA), the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C.
Section 136 et seq. (FIFRA), the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq., (TSCA), and all state and local statutes, laws, or ordinances corresponding



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to the foregoing federal statutes, or relating to any environmental matter, together with any amendments to any of the foregoing state, local and federal statutes, laws, ordinances, all regulations promulgated under the foregoing state, local and federal statutes, laws or ordinances, all substitutions of the foregoing state, local and federal statutes, laws or ordinances, as well as words of similar connotation, import or meaning referred to in any other federal, state or local statutes, law, ordinance, rule or regulation concerning the environment.

            Indemnifiable Losses: with respect to any claim by an Indemnitee for indemnification pursuant to Article II, any and all losses, liabilities, damages, claims, demands, judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including all reasonable costs and expenses (legal, accounting or otherwise as such costs are incurred) relating thereto, suffered by such Indemnitee with respect to such claim.

            Indemnifying Party: a Person who or which is obligated under this Agreement to provide indemnification.


            Indemnitee: a Person who may seek indemnification under this Agreement.

            ISP: International Specialty Products Inc., a Delaware corporation.

            ISP Holdings Liabilities: (i) all Liabilities of ISP and its Subsidiaries, (ii) all Liabilities relating to the Senior Notes, the Series B Notes, the Exchange Offer Notes and any exchange notes issued by ISP Holdings in exchange for the Exchange Offer Notes, (iii) all other Liabilities reflected in the pro forma consolidated balance sheet of ISP Holdings or the notes thereto as set forth in the Offering Memorandum and (iv) the Accrued Tax Liabilities, and other than, in each case, the GAF Liabilities and the Spin Off Tax Liabilities.

            Liabilities: all debts, liabilities, expenses, costs and obligations of any kind, whether accrued, fixed, contingent, liquidated, unliquidated, or reflected on a balance sheet and whenever arising, whether or not covered by insurance.




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            Litigation Matters: all matters relating to claims, actions, suits or other proceedings, whether at law or in equity, pending at the Spin Off Date against any member of the GAF Group and all such matters that arise or commence after the Spin Off Date with respect to actions or omissions by a member of the GAF Group prior to the Spin Off Date, other than a claim, action, suit or other proceeding commenced after the Spin Off Date against ISP Holdings, its Post Spin Subsidiaries or any of their respective Affiliates to the extent relating to an ISP Holdings Liability.

            Person: an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

            Plan Liabilities: all Liabilities relating to a GAF Plan. but only to the extent relating to employees or former employees of the GAF Group.

            Post Spin Subsidiaries: with respect to any Person, a Subsidiary of such Person after giving effect to the Spin Off Transactions.

            Release: any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

            Representative: with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants,

counsel or representatives.

            Spin Off Date: the date on which the Spin Off Transactions are effected.

            Spin Off Tax Liabilities: any Liability for Taxes (net of any Tax benefits realized by an Indemnitee) that may be payable with respect to the Spin Off Transactions.

            Subsidiary: with respect to any specified Person, any corporation or other legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity



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interest entitled to vote on the election of members to the board of directors or similar governing body.

            Tax: all taxes of any kind whatsoever, including federal, state, local or foreign taxes, levies, imposts, duties, licenses, registration fees and charges of any nature whatsoever, unemployment taxes and social security taxes, including interest and penalties thereon.

            Third Party Claim: any claim, suit, arbitration inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal asserted by a Person who is not an Indemnitee.


                                   ARTICLE II

                  EFFECTIVENESS, ASSUMPTION AND INDEMNIFICATION

            2.1 Effectiveness and Survival of Agreement. This Agreement shall only be effective if, and shall have no force and effect unless, the Spin Off Transactions are consummated. In the event that the Spin Off Transactions are consummated, all covenants and agreements of the parties contained in this Agreement shall survive the Spin Off Date.

            2.2  Indemnification and Release.

            (a) (i) GAF and G-I Holdings shall jointly and severally indemnify, defend and hold harmless ISP Holdings, its Post Spin Subsidiaries and each of their respective present and future Representatives and Affiliates from and against all GAF Liabilities and any and all Indemnifiable Losses of ISP Holdings, its Post Spin Subsidiaries and each of their respective Representatives and Affiliates arising out of or due to, directly or indirectly, the GAF Liabilities, whether such GAF Liabilities arose before, or arise after, the Spin Off Date.


            (ii) GAF, G-I Holdings, G Industries and GCC shall jointly and severally indemnify, defend and hold harmless ISP Holdings, its Post Spin Subsidiaries and each of their respective Representatives and Affiliates from and against all Spin Off Tax Liabilities and any and all Indemnifiable Losses of ISP Holdings, its Post Spin Subsidiaries and each of their respective Representatives



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and Affiliates arising out of or due to, directly or indirectly, the Spin Off
Tax Liabilities.

            (iii) GAF, G-I Holdings, G Industries and GCC hereby release and discharge ISP Holdings, its Post Spin Subsidiaries and their respective Representatives and Affiliates from all Liabilities for which ISP Holdings is indemnified under Section 2.2(a)(i) or (ii) of this Agreement.

            (b) (i) ISP Holdings shall indemnify, defend and hold harmless the GAF Group and each of their respective Representatives and Affiliates from and against all ISP Holdings Liabilities and any and all Indemnifiable Losses of the GAF Group and each of their respective Representatives and Affiliates arising out of or due to, directly or indirectly, the ISP Holdings Liabilities, whether such ISP Holdings Liabilities arose before, or arise after, the Spin Off Date.

            (ii) ISP Holdings hereby releases and discharges the GAF Group and each of their Representatives and Affiliates from all Liabilities for which the GAF Group is indemnified under Section 2.2(b)(i) of this Agreement.

            2.3  Procedure for Indemnification.

            (a) If an Indemnitee shall receive notice of the assertion of any Third Party Claim with respect to which an Indemnifying Party may be obligated under this Agreement to provide indemnification, such Indemnitee shall give such Indemnifying Party prompt notice thereof after becoming aware of such Third Party Claim; provided, however, that the failure of any Indemnitee to give notice as provided in this Section 2.3 shall not relieve any Indemnifying party of its obligations under this Article II, except to the extent that such Indemnifying Party is materially prejudiced thereby. Such notice shall describe the Third Party Claim in reasonable detail, and, if practicable, shall indicate the estimated amount of the Indemnifiable Loss that has been or may be sustained by such Indemnitee.

            (b) The Indemnifying Party, at such Indemnifying Party's own expense and through counsel chosen by such Indemnifying Party (which counsel shall be reasonably satisfactory to the Indemnitee), may elect to defend any Third Party Claim. If the Indemnifying Party elects to defend a Third Party Claim, it shall, within 30 Business




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Days after receiving notice of such Third Party Claim (or sooner, if the nature of such Third Party Claim so requires), notify the Indemnitee of its intent to do so, and such Indemnitee shall cooperate in the defense of such Third Party Claim. Such Indemnifying Party shall pay such Indemnitee's reasonable out-of-pocket expenses incurred in connection with such cooperation. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article II for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof. If an Indemnifying Party elects not to defend against a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 2.3, such Indemnitee may defend, compromise and settle such Third Party Claim; provided, however, that no such Indemnitee may compromise or settle any such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Indemnifying Party shall not, without the written consent of the Indemnitee, which consent shall not be unreasonably withheld, settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all Liabilities in respect of such Third Party Claim.

            (c) In the event an Indemnitee should have a claim (including any potential claim) against any Indemnifying Party under this Article II that does not involve a Third Party Claim, the Indemnitee shall give such Indemnifying Party prompt notice of such claim; provided, however, that the failure of any Indemnitee to give notice as provided in this Section 2.3 shall not relieve any Indemnifying Party of its obligations under this Article II, except to the extent that such Indemnifying Party is materially prejudiced thereby. Such notice shall describe the claim (or potential claim) in reasonable detail, and, if practicable, shall indicate the estimated amount of the Indemnifiable Loss that has been or may be sustained by such Indemnitee. If the Indemnifying Party does not notify the Indemnitee within 30 Business Days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnitee under this Article II, such claim specified by the Indemnitee in such notice shall be



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conclusively deemed a liability of the Indemnifying Party and the Indemnifying
Party shall pay the amount of such liability to the Indemnitee within five days after expiration of such 30 Business Day period. If the Indemnifying Party timely disputes its liability with respect to such claim, the Indemnifying Party and the Indemnitee shall proceed in good faith to negotiate a resolution of such dispute.


            2.4 Remedies Cumulative. The remedies provided in this Article II shall be cumulative and shall not preclude assertion by an Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

                                   ARTICLE III

                                  MISCELLANEOUS

            Section 3.1 Notices. All communications hereunder will be in writing and, if sent to ISP Holdings, will be mailed, delivered or telecopied and confirmed to it at ISP Holdings Inc., c/o ISP Management Company Inc., 1361 Alps Road, Wayne, New Jersey 07470, Attention: Secretary, telecopy number 201-628-4090, and if sent to GAF, G-I Holdings, G Industries or GCC, will be mailed, delivered or telecopied and confirmed to it at GAF Corporation, 1361 Alps Road, Wayne, New Jersey 07470, Attention: Secretary, telecopy number 201-628-4090.

            Section 3.2 Counterparts. This Indemnification Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute one instrument.

            Section 3.3 Governing Law. This Indemnification Agreement shall be construed in accordance with the laws of the State of New York.

            Section 3.4 Successors. This Indemnification Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties hereto.



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            IN WITNESS WHEREOF, the parties hereto have entered into this
Indemnification Agreement as of the date first above written.


                              ISP HOLDINGS INC.



                              By:   /s/James P. Rogers
                                    -------------------------------
                                    Name:  James P. Rogers
                                    Title: Senior Vice President

                              GAF CORPORATION


                              By:   /s/James P. Rogers
                                    -------------------------------
                                    Name:  James P. Rogers
                                    Title:  Senior Vice President

                              G-I HOLDINGS INC.


                              By:   /s/James P. Rogers
                                    -------------------------------
                                    Name:  James P. Rogers
                                    Title: Senior Vice President

                              G INDUSTRIES CORP.


                              By:   /s/James P. Rogers
                                    -------------------------------
                                    Name:  James P. Rogers
                                    Title: Senior Vice President

                              GAF CHEMICALS CORPORATION


                              By:   /s/James P. Rogers
                                    -------------------------------
                                    Name:  James P. Rogers
                                    Title: Senior Vice President




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